UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2006

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On March 8, 2006, Pacific Biometrics, Inc. closed on gross proceeds of $3,800,065 in a private placement through the sale of 2,814,863 shares of common stock and stock purchase warrants to purchase an additional 844,459 shares of common stock. The shares and stock purchase warrants were sold together as detachable units, at a price of $1.35 per share of common stock. The warrants have an exercise price of $1.60 per share, are exercisable beginning on September 8, 2006, and expire on March 8, 2011.

The shares and warrants in the private financing were offered and sold solely to accredited investors in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended.

Midtown Partners & Co., LLC acted as the Company's sole placement agent in the private placement. In connection with the private placement, Pacific Biometrics paid to Midtown Partners consideration consisting of (a) a cash sales commission of $304,005 (representing 8% of the gross proceeds raised in the private placement), (b) warrants to purchase 225,189 shares of common stock (representing 8% of the aggregate number of shares of common stock sold in the private placement), with each warrant having an exercise price of $1.60 per share and expiring on March 8, 2013, and (c) legal fees and due diligence fees of $15,000.

Under the terms of the financing, Pacific Biometrics agreed to prepare and file a resale registration statement with the Securities and Exchange Commission for the shares sold in the private financing and the shares underlying the warrants. Specifically, Pacific Biometrics is obligated to (a) file a registration statement with the SEC on or before April 7, 2006, and (b) use its reasonable best efforts to have the registration statement declared effective not later than June 6, 2006 (or by August 5, 2006 if the registration statement is reviewed by the SEC). If the registration statement is not declared effective within these time frames, the investors will be entitled to monetary liquidated damages equal to 1.0% of the total amount invested by such investor in the private placement, plus an additional 1.0% liquidated damages for each 30-day period thereafter, up to a maximum liquidated damages amount of not more than 9% of the amount invested by each investor. Pacific Biometrics is obligated to maintain the effectiveness of the registration statement for up to two years from the closing date.

Also, under the terms of the private placement, Pacific Biometrics granted the investors "most favored nations" rights. Specifically, during the 18-month period after the registration statement is declared effective, if Pacific Biometrics consummates another private equity or equity-linked financing (subject to certain exceptions) with a common stock price less than $1.35 per share, the investors will have the right to exchange any remaining shares that they purchased in this private placement for the securities offered in the new financing.

On March 9, 2006, Pacific Biometrics issued a press release regarding the private placement.

The principal documents involved in the private placement are a Unit Subscription Agreement and a Common Stock Purchase Warrant, copies of the forms of which are attached as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Form of Unit Subscription Agreement for March 2006 private placement

10.2 Form of Common Stock Purchase Warrant for March 2006 private placement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

March 10, 2006	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Unit Subscription Agreement for March 2006 Private Placement
10.2	Form of Common Stock Purchase Warrant for March 2006 Private Placement